EXHIBIT 15.1

                     Independent Accountants' Review Report
                     --------------------------------------

The Board of Directors
Donaldson, Lufkin & Jenrette, Inc.


We have reviewed the accompanying condensed combined statement of financial condition of DLJdirect (a combination of certain assets and liabilities as described in note 1) as of June 30, 2000, and the related condensed combined statements of operations, changes in allocated equity and cash flows for the three-month and six-month periods ended June 30, 2000. These condensed combined financial statements are the responsibility of Donaldson, Lufkin and Jenrette, Inc.'s management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

We have also reviewed the condensed consolidated statement of financial condition of Donaldson, Lufkin & Jenrette, Inc. and subsidiaries as of June 30, 2000, and the related condensed consolidated statements of income, changes in stockholders' equity and cash flows for the three-month and six-month periods ended June 30, 2000, and have issued our report dated August 11, 2000. The condensed combined financial statements of DLJdirect should be read in conjunction with the condensed consolidated financial statements of Donaldson, Lufkin and Jenrette, Inc. and subsidiaries.

Based on our review, we are not aware of any material modifications that should be made to the condensed combined financial statements referred to above for them to be in conformity with generally accepted accounting principles.

/s/KPMG LLP

New York, New York
August 11, 2000